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                                                                    Exhibit 21.1

                          Catalyst Semiconductor, Inc.
                              List of Subsidiaries

Name                                                             Jurisdiction of Incorporation
----                                                             -----------------------------
Catalyst Semiconductor International Ltd.                        Cayman Islands

Catalyst Semiconductor Romania S.R.L.                            Romania

Nippon Catalyst K.K.                                             Japan